UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

(Check the appropriate box):

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

DENNY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 East Main Street Spartanburg, South Carolina	29319-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 597-8000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement to the Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission (the “SEC”) on December 1, 2025 (the “Proxy Statement”) by Denny’s Corporation, a Delaware corporation (the “Company”), is being filed to supplement the Proxy Statement as described below.

Explanatory Note

As previously disclosed, on November 3, 2025, the Company, Sparkle Topco Corp., a Delaware corporation (“Buyer”), and Sparkle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Buyer and Merger Sub are controlled by funds managed by affiliates of TriArtisan Capital Advisors LLC.

The Merger Agreement provides that, upon the terms and subject to the conditions thereof and in accordance with Section 251 of the General Corporation Law of the State of Delaware, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and the Surviving Corporation shall become a wholly owned subsidiary of Buyer. After the Merger, the Company will cease to be publicly traded.

Litigation Matters Related to the Mergers

On December 16, 2025, a case captioned Mark Thomas v. Denny’s Corporation, et al., Index No. 656541/2025, was filed in the Supreme Court of the State of New York, County of New York Court (the “Thomas Lawsuit”). On December 17, 2025, a case captioned James Walsh v. Denny’s Corporation, et al., Index No. 656542/2025, was filed in the Supreme Court of the State of New York, County of New York Court (the “Walsh Lawsuit”, and together with the “Thomas Lawsuit”, the “Lawsuits”). The complaints in the Lawsuits allege, in essence, that the Proxy Statement as filed with the SEC was false and misleading in violation of the defendants’ obligation to disclose all material information relevant to stockholders and necessary to permit an informed decision on whether to vote in favor of the Merger. The Lawsuits allege that the Company omitted and/or misrepresented material information concerning, among other things: (i) the financial projections for the Company prepared by management of the Company; (ii) the data and inputs underlying the financial valuation analyses that support the fairness opinion provided by the Company’s financial advisor, Truist Securities, Inc. (“Truist Securities”); (iii) potential conflicts of interest faced by Company insiders; and (iv) the background of the Merger. The Lawsuits name as defendants the Company and its directors and seek, among other forms of requested relief, an order enjoining the consummation of the Merger. There can be no assurance regarding the ultimate outcome of the Lawsuits.

Further, as of the date of this Form 8-K, multiple purported stockholders of the Company have also delivered demand letters to the Company (collectively, the “Demand Letters”) alleging that the disclosures contained in the Proxy Statement are deficient and requesting that the Company supplement such disclosures prior to the special meeting of the Company’s stockholders to be held on January 13, 2026. The Demand Letters also threaten the Company with lawsuits in the event that the purported deficiencies in the Proxy Statement are not addressed.

It is possible that additional, similar complaints may be filed, that the Lawsuits described above may be amended, or that additional demand letters will be received by the Company. If this occurs, the Company does not intend to announce the filing or receipt of each additional, similar complaint or demand letter or any amended complaint unless required by law.

The Company believes that the claims asserted in the Lawsuits and the Demand Letters are without merit. However, in order to moot the unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations set forth in the Lawsuits and the Demand Letters that any additional disclosure in the Proxy Statement was or is required.

Supplemental Disclosures to the Proxy Statement

The supplemental disclosures should be read in conjunction with the Proxy Statement, which is available on the Company’s website at the Investor Relations section of https://investor.dennys.com/overview/default.aspx or at the SEC’s website at www.sec.gov. The Proxy Statement, along with periodic reports and other information the Company files with the SEC, should be read in its entirety, including the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. To the extent information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to the last paragraph beginning on page 25 of the Proxy Statement as follows:

Later on July 18, 2024, following the meeting, the Company received an unsolicited non-binding indication of interest from Yadav Enterprises and TriArtisan Capital Advisors LLC (in this Background section, “TriArtisan”), a private equity firm with, at the time, several existing restaurant holdings, including PF Chang’s, TGI Friday’s and Hooters (the “July 18, 2024 IOI”), that contemplated those entities acquiring the Company for approximately $470 million, or $9.00 per share, subject to completion of due diligence and the negotiation of a definitive agreement. The July 18, 2024 IOI stated that the proposed acquisition would be on a cash-free, debt-free basis, free and clear of all liens and encumbrances, and assumed that the Company would be delivered with sufficient working capital to operate the business in the normal course. It stated further that the proposed acquisition would be funded with cash on hand from Yadav Enterprises, TriArtisan’s sources of equity capital, senior secured debt financing, including the Company’s current assumable debt, as well as with financing to be obtained from other sources. The July 18, 2024 IOI stated that the buyers intended to partner with management and anticipated that they would aim to retain substantially all of the employees of the Company, but contained no mention of specific individuals expected to remain with the Company, or the terms of any post-closing employment arrangements. It also included no mention of equity participation by management in the transaction.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to the sixth full paragraph on page 26 of the Proxy Statement as follows:

On August 23, 2024, the Company received a revised unsolicited non-binding indication of interest from TriArtisan (the “August 23, 2024 IOI”). Yadav Enterprises was not a party to this indication of interest. The August 23, 2024 IOI contemplated TriArtisan acquiring the Company for a reduced price of approximately $420 million, or $8.25 per share, while otherwise substantially repeating the elements of the July 18, 2024 IOI, other than stating that the proposed acquisition would be funded with cash on hand from TriArtisan’s sources of equity capital, senior secured debt financing, including the Company’s current assumable debt, as well as with financing to be obtained from other sources. The August 23, 2024 IOI stated that the buyers intended to partner with management and anticipated that they would aim to retain substantially all of the employees of the Company, but contained no mention of specific individuals expected to remain with the Company, or the terms of any post-closing employment arrangements. It also included no mention of equity participation by management in the transaction.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to and deleting the struck-through disclosure from the sixth full paragraph on page 27 of the Proxy Statement as follows:

Beginning in mid-September 2024, at the Company’s request, Truist Securities contacted 26 private equity firms that were identified by Truist Securities to the Company as being the most likely potential candidates for a strategic transaction with the Company. In identifying these parties, consideration was given to various factors, including the parties’ financial resources and their experience with companies in the restaurant space. These parties were provided with a basic overview of the Company and informed that if they entered into a non-disclosure agreement they would receive packages containing non-public financial and operating information regarding the Company. A total of ten parties entered into non-disclosure agreements with the Company, each of which contained a standstill provision that included a ~~“don’t ask, don’t waive”~~ provision prohibiting the other party to such agreement from requesting a waiver of the standstill other than by making a confidential request to the Board, and were thereafter provided with a confidential information presentation regarding the Company.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to the last paragraph beginning on page 28 of the Proxy Statement as follows:

On April 1, 2025, Mr. Yadav contacted Ms. Valade and sent her a new unsolicited indication of interest from TriArtisan, dated April 2, 2025 (the “April 2, 2025 IOI”) that contemplated TriArtisan acquiring the Company for approximately $310 million, or $6.00 per share. The April 2, 2025 IOI stated that the proposed acquisition would be on a cash-free, debt-free basis, free and clear of all liens and encumbrances, and assumed that the Company would be delivered with sufficient working capital to operate the business in the normal course. It stated further that the proposed acquisition would be funded with TriArtisan’s sources of equity capital, debt financing, including the Company’s current assumable debt, as well as with financing to be obtained from other sources. The April 2, 2025 IOI stated that the buyers intended to partner with management and anticipated that they would aim to retain substantially all of the employees of the Company, but contained no mention of specific individuals expected to remain with the Company, or the terms of any post-closing employment arrangements. It also included no mention of equity participation by management in the transaction.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to and deleting the struck-through disclosure from the third full paragraph on page 29 of the Proxy Statement as follows:

During April 2025, as it had described to the Board at the April 9, 2025 meeting, representatives of Truist Securities contacted 28 other third parties, including the ten parties contacted in the Fall 2024 process who had executed NDAs. Of these parties, 19 entered into non-disclosure agreements containing certain customary non-solicit and standstill provisions that included ~~“don’t ask, don’t waive”~~ provisions prohibiting the other party to such agreement from requesting a waiver of the standstill other than by making a confidential request to the Board.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to the third full paragraph on page 30 of the Proxy Statement as follows:

TriArtisan’s June 4, 2025 IOI continued to propose a purchase price of $6.00 per share, on substantially the same basis and subject to the same conditions as set forth in its April 2, 2025 IOI. Party C’s indication of interest proposed a price per share in a range from $4.65 to $5.45 to acquire the Company on a cash-free and debt-free basis, subject to confirmatory business, accounting, tax, benefits, insurance, environmental and legal due diligence, and subject to Party C obtaining market-based financing. The June 4, 2025 IOI stated that the buyers intended to work in partnership with management but contained no other mention of any post-closing employment matters. It also included no mention of equity participation by management in the transaction.

The disclosure in the Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 25 is hereby supplemented by adding the bolded and underlined disclosure to the seventh full paragraph on page 30 of the Proxy Statement as follows:

On June 30, 2025, Truist Securities received and forwarded to the Company a revised non-binding indication of interest from TriArtisan (the “June 30, 2025 IOI”). The June 30, 2025 IOI proposed an increased purchase price of $6.25 per share, on substantially the same basis and subject to the same conditions as set forth in its June 12, 2025 IOI, and described the following committed financing arrangements to which it was subject: (i) $200 million in sale/leaseback financing on all Company-owned real estate properties; (ii) $225 million in debt financing, to be provided either by the Company’s existing lenders or third-party debt sources, subject to customary terms; and (iii) $200 million in equity financing from TriArtisan-affiliated equity sources. TriArtisan did not include with its offer, as it had been requested to do, support letters from its equity financing sources. The June 30, 2025 IOI stated that the buyers intended to work in partnership with management but contained no other mention of any post-closing employment matters. It also included no mention of equity participation by management in the transaction.

The disclosure in the Proxy Statement in the section “The Merger—Opinion of Truist Securities—Selected Companies Analysis” beginning on page 47 is hereby supplemented by adding information in the second and third columns, “Total Enterprise Value” and “Enterprise Value / 2026E Adjusted EBITDA,” to the table on page 47 of the Proxy Statement as follows:

The selected companies and the mean, median, low and high financial data were:

Company	Total Enterprise Value (millions)	Enterprise Value / 2026E Adjusted EBITDA
• Brinker International, Inc.	$5,520	6.4x
• The Cheesecake Factory Incorporated	$3,083	8.9x
• Bloomin’ Brands, Inc.	$1,478	4.6x
• Dine Brands Global, Inc.	$1,431	6.2x
• First Watch Restaurant Group, Inc.	$1,297	8.8x
• Cracker Barrel Old Country Store, Inc.	$1,207	6.1x
• BJ’s Restaurants, Inc.	$851	6.0x

The disclosure in the Proxy Statement in the section “The Merger—Opinion of Truist Securities—Selected Transactions Analysis” beginning on page 48 is hereby supplemented by adding the fourth and fifth columns, “Enterprise Value” and “Enterprise Value / LTM Adjusted EBITDA,” as well as footnotes (1) and (2), to the table on page 48 of the Proxy Statement as follows:

Closed Date	Target	Acquiror	Enterprise Value(1) (millions)	Enterprise Value / LTM Adjusted EBITDA(2)
Oct-2024	Chuy’s	Darden Restaurants	$605.0	9.7x
Jun-2023	Ruth’s Hospitality	Darden Restaurants	$714.0	8.0x
Sep-2021	J. Alexander’s Holdings	SPB Hospitality	$216.9	9.0x
Sep-2019	Del Frisco’s Restaurant Group	L Catterton	$650.4	12.3x
May-2018	Bravo Brio Restaurant Group	Spice Private Equity	$101.4	6.1x
Apr-2018	Fogo de Chao	Rhone Capital	$560.0	9.4x
Dec-2017	Ruby Tuesday	NRD Capital Management	$156.5	6.2x
Feb-2018	Buffalo Wild Wings	Arby’s / Roark Capital	$2,863.9	10.2x
Apr-2017	Bob Evans Restaurants	Golden Gate Capital	$539.3	6.5x
Aug-2015	Frisch’s	NRD Capital Management	$172.1	7.8x
Jul-2014	Red Lobster	Golden Gate Capital	$613.0	5.7x
Feb-2014	CEC Entertainment	Apollo Global Management	$1,300.0	7.3x
Jul-2012	PF Chang’s	Centerbridge	$1,079.2	8.8x
Jul-2011	California Pizza Kitchen	Golden Gate Capital	$453.6	6.9x

(1)

For transactions with significant real estate value where there was an associated sale-leaseback, enterprise value is adjusted to exclude sale-leaseback proceeds and EBITDA is burdened for pro forma rent where applicable.

(2)	Adjusted EBITDA includes adjustments for, among other things: (i) share-based compensation, (ii) restaurant pre-opening and closure costs, and (iii) impairment & other non-cash gain / loss.

The disclosure in the Proxy Statement in the section “The Merger—Opinion of Truist Securities—Discounted Cash Flow Analysis” beginning on page 48 is hereby supplemented by adding the bolded and underlined disclosure to the last full paragraph on page 48 of the Proxy Statement as follows and moving the words “Other Matters” to the next line as a heading to the following paragraph:

Truist Securities performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Denny’s Projections. Truist Securities, taking into account its experience and professional judgment, applied a range of perpetuity growth rates of 2.0% to 3.0% and discount rates ranging from 11.5% to 12.5% (which Truist derived based on its estimate of the Company’s weighted average cost of capital using its experience and professional judgment). Truist also calculated a range of terminal values for the Company, from $577.9 million to $671.2 million, as of December 31, 2029 (the end of the period addressed in the Denny’s Projections) by applying such ranges of perpetuity growth rates and discount rates to projected unlevered free cash flows for the Company. The discounted cash flow analysis indicated an implied value reference range of $5.13 to $7.11 per Company Share, as compared to the Merger Consideration of $6.25 per Company Share in the Merger pursuant to the Merger Agreement.

The disclosure in the Proxy Statement in the section “The Merger—Opinion of Truist Securities” beginning on page 44 is hereby supplemented by adding the bolded and underlined disclosure to and deleting the struck-through disclosure from the first full paragraph on page 49 of the Proxy Statement as follows:

Truist Securities and its affiliates (including Truist Bank and Truist Financial Corporation) have provided investment banking and other financial advice and services to the Company and Treville Capital Group (“Treville”), for which advice and services Truist Securities and its affiliates have received compensation, including, among other things, (i) with respect to the Company serving as joint lead arranger and joint bookrunner on the Company’s revolving credit facility, for which Truist Securities and its affiliates received aggregate compensation during the prior two years of approximately $2.6 million, and (ii) with respect to Treville, providing certain sales and trading services, for which Truist Securities and its affiliates received aggregate compensation during the prior two years of less than $5,000. Based on a review of its information management systems, Truist Securities did not identify any M&A advisory fees, other investment banking revenues or corporate banking revenues that it received from TriArtisan Capital Advisors (“TriArtisan”) or Yadav Enterprises (“Yadav”) during the two years prior to November 3, 2025. Truist Securities and its affiliates may in the future provide investment banking and other financial advice and services to the Company, Parent, TriArtisan ~~Capital Advisors (“TriArtisan”)~~, its subsidiaries and portfolio companies of investment funds affiliated or associated with TriArtisan (collectively, with TriArtisan, the “TriArtisan Group”), Treville, its subsidiaries and portfolio companies of investment funds affiliated or associated with Treville (collectively, with Treville, the “Treville Group”), ~~Yadav Enterprises (“~~Yadav~~”)~~, its subsidiaries and portfolio companies of investment funds affiliated or associated with Yadav (collectively, with Yadav, the “Yadav Group” and collectively with the TriArtisan Group and the Treville Group, the “Buyer Group”), and their respective affiliates, or other related parties, for which advice and services Truist Securities and its affiliates would expect to receive compensation. Truist Securities is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist Securities and its affiliates may acquire, hold or sell, for Truist Securities and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, other members of the Buyer Group, their respective affiliates and other related parties and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

The disclosure in the Proxy Statement in the section “The Merger—Certain Projected Financial Information—Denny’s Projections” beginning on page 51 is hereby supplemented by adding the bolded and underlined lines to the table on pages 51-52 of the Proxy Statement as follows and the bolded language in footnote (1) to the table on page 52 of the Proxy Statement as follows:

		Denny’s Projections (in millions)
	TTM Q2 2025	2025E	2026E	2027E	2028E	2029E
Total Revenue	$455.7	$478.2	$476.1	$485.6	$499.9	$507.4
Operating Costs	313.4	330.8	326.5	330.6	339.3	339.1
General and Administrative Expenses & Other	102.3	106.6	103.8	105.3	109.8	112.3
EBIT (1)	$40.0	$40.8	$45.8	$49.7	$50.7	$56.0
Other Income / (Expense)	(1.4)	(0.4)	0.0	0.0	0.0	0.0
Interest Expense	18.8	21.1	21.3	23.0	23.0	22.0
Tax Expense / (Benefit)	6.5	5.7	6.4	6.9	7.2	8.8
Net Income	$16.1	$14.4	$18.1	$19.7	$20.5	$25.1
(+) Interest Expense	18.8	21.1	21.3	23.0	23.0	22.0
(+) Tax Expense / (Benefit)	6.5	5.7	6.4	6.9	7.2	8.8
(+) Depreciation & Amortization	16.0	17.4	16.9	15.2	16.6	15.9
(+) Non-Recurring / Non-Cash Adjustments	20.2	21.3	16.3	15.1	15.1	15.1
Adjusted EBITDA (2)	$77.6	$79.9	$79.0	$80.0	$82.4	$86.9

(1)	EBIT defined as Net Income adding back the impacts of Taxes, Interest and Other Nonoperating Expense (Income), net.
(2)

Adjusted EBITDA defined as Net Income adding back the impacts of Taxes, Interest, Other Nonoperating Expense (Income), net, Goodwill Impairment Charges, Operating (Gains) Losses, net, Shared Based Compensation, Deferred Compensation Plan Valuation Adjustments, Depreciation and Amortization, Non-Recurring Legal Settlements, Pre-Opening Expenses and Other Adjustments.

	Six Months Ending 12/31/25E(1)	2026P	2027P	2028P	2029P
Unlevered Free Cash Flow	$24.4	$55.5	$61.7	$60.5	$63.8

(1)

Unlevered Free Cash Flow defined as EBIT less Taxes, adding back Depreciation and Amortization, Other Non-Recurring / Non-Cash Adjustments and Asset Sale Proceeds net of Changes in Net Working Capital, Less Capital Expenditures.

The estimated results for full-year 2025 (and in the case of unlevered free cash flow, for the remaining portion of 2025) were updated in August 2025 (as compared to those prepared and provided to the Board and Parent in April 2025) solely to take into account the Company’s actual performance for the second quarter of 2025.

The projected results for years 2026 – 2029 were not adjusted.

The adjustments were as follows (in millions): Revenue was adjusted from $473.4 to $478.2; EBIT from $45.0 to $40.8; net income from $18.8 to $14.4; adjusted EBITDA from $83.0 to $79.9; and unlevered free cash flow from $45.5 for the nine months ending December 31, 2025 to $24.4 for the six months ending December 31, 2025.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements, including statements regarding the proposed transaction. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the proposed transaction; uncertainties as to how many of the Company’s stockholders will vote in favor of the proposed transaction including the possibility that the Company’s stockholders may not approve the proposed transaction; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of Company Shares and/or on the Company’s business, financial condition, results of operations and financial performance; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information Regarding the Proposed Transaction and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and with the solicitation of proxies for the special meeting of stockholders, the Company has filed the Proxy Statement with the SEC, and the Company may file other relevant materials with the SEC. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND DOCUMENTS INCORPORATED THEREIN, FILED OR THAT WILL BE FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive Proxy Statement has been sent to the Company’s stockholders. Investors and securityholders will be able to obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of https://investor.dennys.com/overview/default.aspx or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by email at ir@dennys.com, or by telephone at 877.784.7167. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024, which was filed with the SEC on February 24, 2025, its definitive proxy statement dated April 3, 2025, for its 2025 Annual Meeting of Stockholders and in other filings with the SEC, including any statements of beneficial ownership on Form 3, Form 4 or Form 5. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials filed or to be filed with the SEC regarding the transaction when they become available. Investors should read the Proxy Statement and any other such materials carefully before making any voting or investment decisions. You may obtain free copies of these documents from the Company as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENNY’S CORPORATION

Date: January 5, 2026	By:	/s/ Kelli F. Valade
Name: Kelli F. Valade
Title: Chief Executive Officer